                                                                    Exhibit 99.4

                        (BENJAMIN FRANKLIN BANCORP LOGO)

Dear Valued Customer:

As you may be aware, Benjamin Franklin Bank has some exciting plans underway. I am pleased to invite you to invest in the initial public offering of stock of Benjamin Franklin Bancorp, Inc., the Bank's parent company. The stock offering is being conducted in connection with the conversion of our organization from the mutual holding company structure without stockholders, to a stockholder-owned corporate structure. A key reason for the conversion and related stock offering is to facilitate our intended acquisition of Chart Bank, headquartered in Waltham, Massachusetts. The acquisition of Chart Bank will be paid for in cash and shares of our common stock. Also, in connection with the conversion, we will establish a non-profit charitable foundation to be funded with shares of our common stock.

In its initial public offering, Benjamin Franklin Bancorp, Inc. is offering for sale between 4,250,000 and 6,612,500 shares of its common stock. All shares will be sold at a price of $10.00 per share, and no commission will be charged to purchasers. Upon the completion of the conversion and stock offering, Benjamin Franklin Bancorp, Inc. will be 100% owned by stockholders, including the charitable foundation.

Before being offered for sale to the general public, the shares of common stock are being offered for sale to eligible Benjamin Franklin Bank past and current depositors, employees, and trustees. AS AN ELIGIBLE DEPOSITOR OF THE BANK ON EITHER MAY 30, 2003 OR DECEMBER 31, 2004, OR A CURRENT TRUSTEE OR EMPLOYEE, YOU HAVE THE NON-TRANSFERABLE RIGHT, BUT NO OBLIGATION, TO BUY SHARES OF BENJAMIN FRANKLIN BANCORP, INC. STOCK IN THE OFFERING. Before making an investment decision, carefully review the information in the enclosed Prospectus, including the section entitled "Risk Factors". If you are interested in purchasing shares, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. STOCK ORDER FORMS MUST BE RECEIVED BY US (NOT
POSTMARKED) PRIOR TO 10:00 A.M., MASSACHUSETTS TIME, ON                  , 2005.
Payment may be in the form of check, money order or authorization to withdraw funds (without any early withdrawal penalty) from your Benjamin Franklin Bank deposit account(s), excluding checking and NOW accounts. If you wish to purchase stock through an IRA, please call the Stock Information Center promptly, because IRA-related procedures require additional processing time.

Please note:
     - Our business focus will not change. The conversion is an internal corporate restructuring meant to give us added flexibility to achieve business goals.
     - There will be no change to account numbers, interest rates or other terms of deposit and loan accounts at Benjamin Franklin Bank as a result of the conversion, and deposits will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, and by the Depositors Insurance Fund.
     - Our management and staff will continue to serve customers in our offices, and we look forward to welcoming the customers, stockholders and offices of Chart Bank.
     - After the offering concludes, the common stock is expected to trade on the Nasdaq National Market, under the symbol "BFBC".

For detailed information regarding our organization and stock offering, you may refer to the enclosed Prospectus or call our Stock Information Center at the [toll free] number shown below.

I am pleased to offer you this opportunity to share in our future as a stockholder of Benjamin Franklin Bancorp, Inc.

Sincerely,

/s/ Thomas R. Venables

Thomas R. Venables
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

                                   QUESTIONS?
         CALL OUR STOCK INFORMATION CENTER TOLL FREE AT (800) 290-0793, FROM 9:30 A.M. TO 4:00 P.M., MASSACHUSETTS TIME, MONDAY THROUGH FRIDAY

VC

                        (BENJAMIN FRANKLIN BANCORP LOGO)

Dear Friend:

I am pleased to inform you of an investment opportunity. Benjamin Franklin Bancorp, Inc., the parent company of Benjamin Franklin Bank, is offering shares of its common stock for sale. The stock offering is being conducted in connection with the conversion of our organization from the mutual holding company structure without stockholders, to a stockholder-owned corporate structure. A key reason for the conversion and related stock offering is to facilitate our intended acquisition of Chart Bank, headquartered in Waltham, Massachusetts. The acquisition price will be paid for in cash and shares of our common stock. Upon the completion of the conversion and stock offering, Benjamin Franklin Bancorp, Inc. will be 100% owned by stockholders, including a non-profit charitable foundation that we are forming in connection with the conversion.

The price per share of common stock is $10.00 per share. There will be no sales commission charged to purchasers. Before making an investment decision, carefully review the information in the enclosed Prospectus, including the section entitled "Risk Factors". If you are interested in purchasing shares, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. STOCK ORDER FORMS MUST BE RECEIVED BY US (NOT
POSTMARKED) PRIOR TO 10:00 A.M., MASSACHUSETTS TIME, ON                      ,
2005. If you wish to purchase stock with funds you have in an IRA, please call the Stock Information Center promptly because IRA-related procedures require additional processing time.

After the offering concludes, the common stock is expected to trade on the Nasdaq National Market, under the symbol "BFBC".

Sincerely,

-s- Thomas R. Venables
Thomas R. Venables
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

                                   QUESTIONS?
         CALL OUR STOCK INFORMATION CENTER TOLL FREE AT (800) 290-0793, FROM 9:30 A.M. TO 4:00 P.M., MASSACHUSETTS TIME, MONDAY THROUGH FRIDAY

F

                        (BENJAMIN FRANKLIN BANCORP LOGO)

Dear Sir/Madam:

At the request of Benjamin Franklin Bancorp, Inc., we are enclosing materials regarding the offering of Benjamin Franklin Bancorp common stock. We have included a Prospectus describing the stock offering.

Ryan Beck & Co., Inc. has been retained by Benjamin Franklin Bancorp as selling agent in connection with the stock offering.

Sincerely,

(RYAN BECK & CO. LOGO)

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

B

                        (BENJAMIN FRANKLIN BANCORP LOGO)

Dear Stockholder:

I would like to thank you for participating in our stock offering. A total of shares were purchased by investors at a price of $10.00 per share.

Your stock certificate is enclosed. Please review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our transfer agent:

                   AMERICAN STOCK TRANSFER AND TRUST COMPANY
                                    BY MAIL:
                               [MAILING ADDRESS]

                                  OR BY PHONE:
                                 [PHONE NUMBER]

                               OR ELECTRONICALLY:
                                [EMAIL ADDRESS]

If the enclosed stock certificate must be forwarded for reissue, it is recommended that it be sent to our transfer agent by registered mail. If you change your address, please notify our transfer agent immediately, so that you will continue to receive stockholder communications.

If you paid for your shares of common stock by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at Benjamin Franklin Bank's passbook
savings rate (      % per annum) from the date your funds were received until
            , 2005. If you paid for your shares by authorizing a withdrawal from a Benjamin Franklin Bank deposit account, that withdrawal has been made. Interest was earned at your account's contractual rate and was credited to your
account through the date of withdrawal,             , 2005.

Benjamin Franklin Bancorp, Inc. common stock trades on the Nasdaq National Market, under the trading symbol "BFBC".

I welcome you as a fellow stockholder of Benjamin Franklin Bancorp, Inc.

Sincerely,

/s/ Thomas R. Venables
Thomas R. Venables
President and Chief Executive Officer

SH